Exhibit 99.1

Behringer Harvard Multifamily REIT I, Inc. Q4 and Full Year 2012 Update Call Burnham Pointe in Chicago, IL

Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Multifamily REIT I, Inc. (the “REIT”) and its subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of the REIT’s management based on their knowledge and understanding of the REIT’s business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect the REIT’s management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results.

Forward-Looking Statements Factors that could cause actual results to vary materially from any forward-looking statements made in this presentation include, but are not limited to: absence of a public market for the REIT’s securities; limited operating history; limited transferability and lack of liquidity; risks associated with lending activities ; no assurance that distributions will continue to be made or that any particular rate of distribution will be maintained; until the proceeds from an offering are invested and generating cash flow from operating activities, some or all of the distributions will be paid from other sources, which may be deemed a return of capital, such as from the proceeds of an offering, cash advances by the advisor, cash resulting from a waiver of asset management fees, proceeds from the sales of assets, and borrowings in anticipation of future cash flow from operating activities, which could result in less proceeds to make investments in real estate; reliance on the program’s advisor; payment of significant fees to the advisor and their affiliates ; potential conflicts of interest; lack of diversification in property holdings; market and economic challenges experienced by the U.S. economy or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; the REIT’s ability to make accretive investments in a diversified portfolio of assets; availability of cash flow from operating activities for distribution; the REIT’s level of debt and the terms and limitations imposed on the REIT by its debt agreements; the availability of credit generally, and any failure to obtain debt financing at favorable terms or a failure to satisfy the conditions and requirements of that debt; the ability to secure resident leases at favorable rental rates; the ability to raise future capital through equity and debt security offerings and through joint venture arrangements; the ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates; conflicts of interest arising out of our relationships with our advisor and its affiliates; unfavorable changes in laws or regulations impacting our business, our assets or our key relationships; factors that could affect our ability to qualify as a real estate investment trust; potential development risks and construction delays; the potential inability to retain current tenants and attract new tenants due to a competitive real estate market; risk that a program’s operating results will be affected by economic and regulatory changes that have an adverse impact on a program’s investments; risks related to investments in distressed properties or debt include possible default under the original loan; unforeseen increases in operating and capital expenses; declines in real estate values; and, lack of availability of due diligence information. These risks may impact the REIT’s financial condition, operating results, returns to its shareholders, and ability to make distributions as stated in the REIT’s offering. Investment in securities of Behringer Harvard real estate programs is subject to substantial risks and may result in the loss of principal invested. Real Estate programs are not suitable for all investors. The forward looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of the REIT’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission.

Full Disclosure in Annual Report filed on Form 10-K Note: For additional information on the Estimated Share Valuation, new price per share under the Distribution Reinvestment Plan, and the terms of the modified and reinstated Share Redemption Plan, please see the “Estimated Per Share Value” section under “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in the REIT’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed on March 1, 2013 with the Securities and Exchange Commission Full text of the modified and reinstated Share Redemption Plan can be found in Exhibit 4.4, filed with the Annual Report on Form 10-K

Questions? Live question and answer session after prepared remarks During the call, please e-mail questions to: bhreit@behringerharvard.com

Today’s Presenters Robert S. Aisner Chief Executive Officer Mark T. Alfieri Chief Operating Officer Howard S. Garfield Chief Financial Officer Daniel J. Rosenberg General Counsel

2012 and Q4 Highlights First estimated share valuation of $10.03 Gain of $0.09 over adjusted share price of $9.94 Annual return ranges to shareholders of 5.0% to 8.9% Over $240 million in total distributions declared and more than $2.62 in cash distributions paid per share on a cumulative basis Strong operating performance in the fourth quarter and full year of 2012 Good progress in deploying cash raised from the public offering Note: See page 8 of the presentation for the annual return ranges and page 9 for the total distributions declared and cash distributions paid.

Range of Simple Annual Returns at $10.03 Estimated Share Valuation 8.9% 7.7% 7.3% 5.0% The ranges of shareholder returns shown in the above chart are hypothetical and were calculated based on specific assumptions regarding investment dates, prices paid per share purchase and participation in the REIT’s distribution reinvestment plan (the “DRIP”). While we tried to present ranges that are applicable to most shareholders, these ranges may not present the actual return for any shareholder and individual shareholders may have returns outside of these hypothetical ranges due to different individual situations. The range of hypothetical returns for private investors, which are shareholders that invested during the REIT’s private placement, represents the results of four calculations with different assumptions: (i) an initial investment in April 2007 at $9.00 per share, with DRIP participation, (ii) an initial investment in April 2007 at $9.00 per share, without DRIP participation, (iii) an initial investment in December 2007 at $9.25 per share, with DRIP participation, and (iv) an initial investment in December 2007 at $9.25 per share, without DRIP participation. The range of hypothetical returns for public shareholders, which are shareholders that invested during the REIT’s initial public offering, represent the results of ten separate calculations with different assumptions: an initial investment in October 2008, January 2009, January 2010, January 2011 and September 2011, each computed with and without DRIP participation. All prices for the public shareholders were assumed to be $10 per share. Each calculation included distributions paid by the REIT during the applicable period through March 1, 2013. DRIP participation is only applicable to distributions paid after September 2, 2008, when we commenced the DRIP offering. For each hypothetical shareholder, an average return was calculated based on a simple average of the annual returns during the holding period. The assumptions and methodologies used in the return calculation may not be consistent with other calculations prepared by other shareholders. In each case, the estimated valuation share price as of March 1, 2013, equal to $10.03, was used for the residual value. We caution investors that this estimated value is subject to the limitations described in the REIT’s Annual Report on Form 10-K filed on March 1, 2013. Different market participants using different assumptions and estimates could derive different estimated values or estimated values per share. The estimated value per share may also not represent the amount that the REIT’s shares would trade at on a national exchange, the amount realized in the sale or liquidation of the REIT or what a shareholder would realize in a sale of shares.

Distribution Analysis Note: Total distributions declared and cash distributions paid per share are based on actual distributions through December 31, 2012 and beginning from April 2007 for the private offering shareholder and from October 2008 for public offering shareholders. Cash distributions per share amounts do not include any reinvestment of distributions. Due to specific assumptions used in the calculations, the amounts presented in the above charts may not be applicable to any particular shareholder. Shareholders should use the information as a general guide and should consult their own individual circumstances to calculate their own distributions.

Estimated Share Valuation Components Estimated Value per Share

Our Strategy Grow revenues and NOI through proactive property management Continuing to optimize rents and occupancy to grow revenues and NOI Keep focus on reduction or containment of operating costs Deploy remaining capital in development program Acquire new investments at cost Higher going-in yield than many stabilized acquisitions Make selective multifamily-related loans Take advantage of good interest rates and funding gaps from traditional sources Make opportunistic acquisitions of multifamily assets Emphasis on urban locations, highly amenitized

Continued Favorable Spreads Between Class A Cap Rates and New Development Yields


Development
Acquisition
Development
10%
9%
8%
7%
6%
5%
4%
Yield on New Development
Development Return Spread over Class A Cap Rate
2Q07, 176 bps
2Q09, 23 bps
4Q12, 98 bps
4Q15, 128 bps
Class A Apartment Cap Rate (est.)
1Q01
1Q02
1Q03
1Q04
1Q05
1Q06
1Q07
1Q08
1Q09
1Q10
1Q11
1Q12
1Q13
1Q14
1Q15

Used with permission from Witten Advisors LLC.

Source: Witten Advisors, Real Capital Analytics, NCREIF

BEHRINGERHARVARD
MULTIFAMILY REIT I, INC.

12

© 2013 Behringer Harvard

Development Pipeline – Equity Investments

($ millions)

Property Name	Location	Units	Total Costs Incurred as of December 31, 2012	Our Share of Total Estimated Costs (1)	Estimated Completion Date
Allegro Phase II (2)	Addison, TX	121	$9.4	$16.4	Q2 2013
The Franklin Delray (2)	Delray Beach, FL	180	$20.7	$33.1	Q3 2013
Renaissance Phase II (3)	Concord, CA	180	$8.7	$27.9	Q4 2015
Arpeggio Victory Park (3)	Dallas, TX	377	$22.4	$62.0	Q3 2014
4110 Fairmount (3)	Dallas, TX	299	$14.1	$47.8	Q3 2014
Allusion West University (3)	Houston, TX	231	$15.4	$43.8	Q4 2014
21 Lawrence (3)	Denver, CO	212	$8.1	$50.8	Q4 2014
Seven Rio (3)	Austin, TX	221	$8.1	$60.7	Q4 2014
Audubon (3)	Wakefield, MA	186	$7.3	$51.8	Q1 2015
The Muse Museum District (3)	Houston, TX	270	$13.1	$51.2	Q2 2015
Water Street (3)	Cambridge, MA	392	$24.3	$191.1	Q3 2015
Tysons Corner (3)(4)	Tysons Corner, VA	461	-	$212.2	Q2 2016
Total		**3,130**	**$151.6**	**$848.8**	

(1) We may obtain construction financing.
(2) Wholly owned investment.
(3) Joint venture investment. If the development achieves certain milestones primarily related to approved budgets less than defined maximum amounts, we will reimburse the JV partner for their equity ownership and we will be responsible for all of the development costs. The JV partner would then be entitled to back end interests based on the development achieving certain total returns.
(4) Closed subsequent to December 31, 2012.
Note: These are current estimates and are subject to change.

BEHRINGERHARVARD MULTIFAMILY REIT I, INC.

13
© 2013 Behringer Harvard

Loan Investments Property Name Investment Type Location Units Total Commitment Amounts Advanced at December 31, 2012 Fixed Interest Rate Maturity Date Pacifica Land loan (1) Costa Mesa, CA 113 $4.9 $4.9 10.0% April 2013 Jefferson at One Scottsdale Mezzanine loan Scottsdale, AZ 388 $22.7 $21.5 14.5% December 2015 The Domain Mezzanine loan Houston, TX 320 $10.5 $9.8 14.0% April 2014 Altis at Kendall Square (2) Mezzanine loan Miami-Dade County, FL 321 $12.3 - 15.0% January 2016 TDI 121 Custer Mezzanine loan Allen, TX 444 $14.1 $5.6 14.5% August 2015 Total 1,586 $64.5 $41.8 14.2% (1) Our option period to convert our land loan to an equity investment expired on August 15, 2012. We are currently in discussions to convert the land loan under similar terms. (2) Closed subsequent to December 31, 2012. ($ millions)

Portfolio Characteristics 51 Investments 36 Operating Properties 11 Developments 4 Mezzanine and Land Loans Data is as of December 31, 2012. Gross GAAP costs reflect 100% of the properties regardless of the Company’s ownership and represent total property costs before depreciation or amortization.

Rental Income Growth – 2011 vs 2012

Same Store Trends There were 34 stabilized comparable properties in the 4th quarter year over year comparison. (1) Monthly rental revenue per unit has been calculated based on the leases in effect as of December 31, 2011 and 2012 for the applicable comparable properties. Monthly rental revenue per unit only includes base rents for the occupied units, including affordable housing payments and subsidies, and does not include other charges for storage, parking, pets, cleaning, clubhouse or other miscellaneous amounts.

*Reconciliations of Loss from continuing operations to same store Combined Net Operating Income can be found in the Current Report on Form 8-K filed on March 15, 2013 with the Securities and Exchange Commission. A copy of this filing is available on our website www.behringerharvard.com. Same Store Net Operating Income* Trends 14% Increase There were 34 stabilized comparable properties in the 4th quarter year over year comparison. There were 22 stabilized comparable properties in the yearly comparison between 2011 and 2012.

Performance Comparison with Exchange Listed Apartment REITs Same Store Q4 2012 vs Q3 2012 Q4 2012 vs Q4 2011 FY 2012 vs FY 2011 Company Name Ticker SS Revenue Change (%) SS Expense Change (%) SS NOI Change (%) SS Revenue Change (%) SS Expense Change (%) SS NOI Change (%) SS Revenue Change (%) SS Expense Change (%) SS NOI Change (%) Associated Estates AEC 0.1 -6.6 4.6 6.7 4.7 7.9 6.0 4.8 6.9 AIMCO* AIV 0.9 -3.1 3.1 5.1 3.9 5.7 4.7 1.6 6.5 Avalon Bay AVB 0.3 -3.2 1.9 5.0 3.0 5.9 5.8 1.8 7.6 BRE Properties BRE 1.0 -1.2 2.1 5.6 4.4 6.2 5.5 3.6 6.4 Camden CPT 0.0 -2.8 1.7 6.6 4.1 8.0 6.5 2.2 9.2 Equity Residential EQR 0.0 -5.5 3.0 5.4 0.5 8.1 5.5 1.8 7.6 Essex ESS 1.7 -2.1 3.7 6.2 4.7 6.9 6.7 2.0 9.2 Home Properties HME 1.3 2.2 0.9 4.3 0.7 6.4 4.5 -1.1 8.1 Mid-America MAA 0.7 -4.3 4.4 5.6 1.7 8.5 4.7 2.2 6.6 Post Properties PPS -0.8 -4.5 1.5 5.8 7.7 4.7 7.0 4.4 8.7 UDR UDR 0.7 -4.7 3.3 5.7 2.3 7.3 5.3 2.8 6.6 Lowest -0.8 -6.6 0.9 4.3 0.5 4.7 4.5 -1.1 6.4 Average 0.5 -3.3 2.7 5.6 3.4 6.9 5.7 2.4 7.6 Highest 1.7 2.2 4.6 6.7 7.7 8.5 7.0 4.8 9.2 Behringer Harvard Multifamily REIT I 1.4 -3.2 4.5 9.1 3.1 13.2 8.8 1.7 14.3 * Reflects AIMCO’s conventional same store change (excludes affordable component). Source: SNL

Total Rental Revenue Note: Includes consolidated and unconsolidated joint venture properties. 20% Increase

GAAP Net Loss Attributable to Common Stockholders Note: Q4 2011 and FY 2011 include $103.9 and $121.9 million, respectively, of gain on revaluation of equity on business combinations, not recurring in 2012. Q4 2011 also included a $5.7 million gain on sale of partial interests in six joint ventures.

MFFO* Trends *Reconciliations of Net Loss to FFO to MFFO can be found in the Current Report on Form 8-K filed on March 15, 2013 with the Securities and Exchange Commission. A copy of this filing is available on our website www.behringerharvard.com. **Weighted average number of common shares outstanding were 167.3 million and 164.8 million for the quarter ended December 31, 2012 and 2011, respectively, and 166.2 million and 138.1 million for the fiscal year ended December 31, 2012 and 2011, respectively.

2012 MFFO* Full Year Growth from 2011 Total MFFO (millions) FY 2011 $34.2 Increases/(decreases) in NOI from: Comparable properties 8.2 Lease ups and new acquisitions 7.1 Dispositions and partial sales (7.7) Mezzanine and land loan interest 1.5 Finance, net including capitalized interest 2.4 G&A, including strategic review (5.3) Miscellaneous other, net 0.6 FY 2012 $41.0 *Reconciliations of Net Loss to FFO to MFFO can be found in the Current Report on Form 8-K filed on March 15, 2013 with the Securities and Exchange Commission. A copy of this filing is available on our website www.behringerharvard.com.

Distributions Declared per Share The regular distribution rate for 2011 through Q1 2012 was 6%, based on a $10 share. Effective April 1, 2012, the regular distribution rate was reduced to 3.5%. A special cash distribution of $0.06 per share was declared in the first quarter of 2012 and was paid on July 11, 2012 to shareholders of record on July 6, 2012. $0.47

Debt Financing Obtained $234 million in new loans during the year at an average interest rate of 2.9% As of 12/31/12, the weighted average interest rate was 3.8% After year end, closed on first construction loan $21.9 million at variable rate of LIBOR plus 2.25% 55% loan to cost 3 year term with two one-year extension options Note: Includes 100% of property debt balances regardless of our ownership. Subsequent to December 31, 2012, refinanced or paid off loans maturing in 2013. (1)

Net Property Investment vs Cash Available (property investments less debt)

Distribution Reinvestment Plan Pricing Effective March 1, 2013, distributions may be reinvested in shares of our common stock at a price of $9.53 per share, which is approximately 95% of the first estimated valuation

Modified and Reinstated Share Redemption Program Summary Effective date is March 1, 2013 and the first time period redemptions will be considered under the program will be at a board meeting in June 2013 All requests must be submitted in good order no later than May 31, 2013 Stockholders that were previously in the queue prior to our suspension of the share redemption program in June 2012 must affirmatively confirm that they wish to redeem based on the terms of the modified and reinstated share redemption program Full text of the modified and reinstated share redemption program can be found in Exhibit 4.4, filed with the Annual Report on Form 10-K

Modified and Reinstated Share Redemption Program Summary, Continued Pricing for exceptional redemptions will be the lesser of: The current estimated share valuation; or, The original share price less any special distributions distributed to shareholders prior to the redemption date and declared from the date of first issue of such redeemed shares Pricing for ordinary redemptions will be the lesser of: 85% of the current estimated share valuation; or, The original share price less special distributions distributed to stockholders prior to the redemption date and declared from the date of first issue of such redeemed shares

Modified and Reinstated Share Redemption Program Summary, Continued A quarterly funding limit has been established of $7 million per quarter If we do not redeem all shares presented for redemption during any period in which we are redeeming shares, then all shares will generally be redeemed on a pro rata basis during the relevant period Exceptional redemptions will be considered first, as a group, with any remaining available funds allocated pro rata among requests for ordinary redemptions Generally, no outstanding requests for ordinary redemptions will be satisfied until all outstanding requests for exceptional redemptions are satisfied in full

Modified and Reinstated Share Redemption Program Summary, Continued No time limitation for those seeking an exceptional redemption The effective date of any redemption has been changed to the fifth business day following the date the board approves the redemption

Full Disclosure in Annual Report filed on Form 10-K Note: For additional information on the Estimated Share Valuation, new price per share under the Distribution Reinvestment Plan, and the terms of the modified and reinstated Share Redemption Plan, please see the “Estimated Per Share Value” section under “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in the REIT’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed on March 1, 2013 with the Securities and Exchange Commission Full text of the modified and reinstated Share Redemption Plan can be found in Exhibit 4.4, filed with the Annual Report on Form 10-K

Multifamily REIT I, Inc. Investments Burnham Pointe– Chicago, IL Argenta – San Francisco, CA Uptown Post Oak – Houston, TX The Cameron – Silver Springs, MD Burnham Pointe, Uptown Post Oak, and Grand Reserve Orange are wholly owned communities. Argenta, The Cameron, and Skye 2905 Urban Flats are joint venture owned communities. Grand Reserve Orange– Orange, CT Skye 2905 Urban Flats– Denver, CO

Questions? Press *1 to enter the queue Please ask one question and a follow-up question Re-enter the queue to ask further questions You may also e-mail questions to: bhreit@behringerhavard.com

Playback Information Investors may dial toll free (855) 859-2056 and use conference ID 83523189 to access a playback of today’s call Representatives may log on to the password protected portion of the Behringer Harvard website (www.behringerharvard.com) for a playback of today’s call Replays will be available until Friday, April 19

 Additional Playback Information To access a replay of the January 29th Development Portfolio Call, Investors may dial toll free (855) 859-2056 and use conference ID 89606354 To access a replay of the March 4th Estimated Share Valuation Call, Investors may dial toll free (855) 859-2056 and use conference ID 89617810 Replays will be available until Friday, April 19